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                                                                  Exhibit 21.1


                        LONG DISTANCE INTERNATIONAL INC.
                              LIST OF SUBSIDIARIES



1) Dynamic Telecom International Inc. - Florida

      a) Dynamic Telecom Ltd. - United Kingdom

            i) Dynamic de Italia - Italy

            ii) Dynamic de Espana - Spain

2) LDI Communications LTD. - United Kingdom

3) LDI Denmark ApS - Denmark

4) LDI Telecom SA - France

5) LDI LTD. - United Kingdom

6) Newgate Communications - United Kingdom

      a) Central Cellphone Ltd. - United Kingdom

7) LDI UK LTD. SPEEDIAL - United Kingdom